Charlie’s Holdings, Inc. Announces Appointment of Jeff Fox as Independent Director

Board of Directors Gains Additional Consumer Goods Experience

COSTA MESA, CA, July 22, 2019 Charlie’s Holdings, Inc. (the “Company” or “Charlie’s”) (OTC: CHUC) is pleased to announce the appointment of Jeff Fox to the Company’s Board of Director’s as an independent director. Jeff Fox has been a leading business strategist, brand marketing authority and general management executive for some of the world’s largest restaurant and consumer companies.

Throughout his career, Jeff has established a reputation for strengthening brand value, launching innovative and culturally relevant products, creating distinctive and disruptive marketing campaigns, and driving sales results through consumer insights.

Jeff is currently a member of the board of directors of Cicis Pizza and Flix Brewhouse. Jeff closely works with each of those brand’s chief executive officers, chief marketing officers and executive teams to provide his experience and counsel on a wide-range of business initiatives, brand and marketing strategies, retail development, and driving substantial growth and consistent financial results.

“Jeff is an expert in the consumer goods industry, and we are excited to have him join the Board of Director’s at Charlie’s”, said Founder and CEO Brandon Stump. “We believe his strong experience, especially in brand building in Fortune 500 global businesses across developed and emerging markets will be significantly valuable to Charlie’s as we continue to launch new brands and products around the world.”

About Charlie’s Holdings, Inc.

Founded in 2014 in Southern California by brothers Brandon and Ryan Stump, Charlie’s Chalk Dust produces high quality vapor products currently distributed in over 90 countries around the world. Charlie’s is regarded as an industry pioneer, having developed an extensive portfolio of brand styles, flavor profiles and innovative product formats. Its authentic brand, coupled with unmatched culture and consistency, has cemented its position among a vast consumer base. Additional information about Charlie’s Chalk Dust can be found at www.charlieschalkdust.com.

Cautionary Note on Forward-Looking Statements – Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the Company’s overall business, existing and anticipated markets and expectations regarding future sales and expenses. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to successful increase sales and enter new markets; the Company’s ability to manufacture and produce product for its customers; the Company’s ability to formulate new products; the acceptance of existing and future products; the complexity, expense and time associated with compliance with government rules and regulations affecting nicotine and products containing cannabidiol; litigation risks from the use of the Company’s products; risks of government regulations; the ability to obtain patents and defend IP against competitors; the impact of competitive products; and the Company’s ability to maintain and enhance its brand, as well as other risk factors included in the Company’s most recent quarterly report on Form 10-Q and other SEC filings. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

For more information, contact:

Investor Relations

Charlie’s Holdings, Inc.

1007 Brioso Dr.

Costa Mesa, CA 92627

ir@charliesholdings.com